Exhibit 5.3

10/F, China Pacific Insurance Plaza, 28 Fengsheng Hutong, Xicheng District, Beijing 100032, China

Tel.: +8610 5776-3888, Fax: +8610 5776-3777

北京Beijing – 上海 Shanghai – 深圳 Shenzhen – 成都 Chengdu – 香港 Hong Kong

24 November, 2021

E-Home Household Service Holdings Limited

Floor 9, Building 14, HaixiBaiyue Town

No. 14 Duyuan Road, Luozhou Town

Cangshan District, Fuzhou City 350001

People’s Republic of China

We are qualified lawyers of the People’s Republic of China (the “PRC”, for the purpose of this letter, excluding the regions of Hong Kong SAR, Macao SAR and Taiwan region). We have acted as PRC legal counsel for E-Home Household Service Holdings Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with the Company’s filing of a registration statement on Form F-3 including all amendments or supplements thereto (the “Registration Statement”) with the Securities and Exchange Commission ( the “SEC”) under the Securities Act of 1933, as amended (the “Act”) for the issue and sale by the Company of up to $300,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies of (a) ordinary shares, par value$0.0001 per share (the “Ordinary Shares”), (b) debt securities, in one or more series (the “Debt Securities”), (c) warrants to purchase Ordinary Shares, Debt Securities, or any combination thereof, which may be issued pursuant to one or more warrant agreements of the Company, proposed to be entered into with one or more warrant agents to be named therein, (d) rights to purchase Ordinary Shares, Debt Securities or other securities of the Company and (e) units consisting of any of the securities describe above, or any combination thereof.

For the purpose of the filing of the Registration Statement, we have been requested to issue this letter with regard to the PRC laws, regulations, rules, orders, decrees, guidelines or notices effective as at the date hereof (the “PRC Laws”, there is no assurance that any of such PRC Laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect) relating to whether approval by PRC Authorities of the offerings to foreign investors pursuant to the Registration Statement is required.

The following terms as used in this letter are defined as follows:

“PRC Authorities”	means any competent national, provincial or local governmental, regulatory or administrative authority, agency, or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC.
“M&A Rules”	means the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and as amended by the Ministry of Commerce on June 22, 2009;
“CAC”	means the Cyberspace Administration of China;

Our opinion is subject to the following qualifications:

(a)	This opinion is subject to the restrictions of the legally vested discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

(b)	This opinion relates only to PRC Laws and we express no opinion as to any laws other than PRC Laws.

(c)	This opinion is intended to be used in the context which is specially referred to herein and each section should be considered as a whole and no part should be extracted and referred to independently.

(d)	This opinion is issued based on our understanding of the current PRC Laws. For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities.

Based on the foregoing and subject to the qualifications set out above, we are of the opinion that:

M&A Rules. The M&A Rules purport to require offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange.

Except as disclosed in the statements set forth in the Registration Statement under the caption “Risk Factors—Risks Related to Doing Business in China—The approval of the CSRC or other Chinese regulatory agencies may be required in connection with our overseas capital-raising activities, including but not limited to this offering, under Chinese law” and “Risk Factors—Risks Related to Doing Business in China— PRC laws and regulations establish complex procedures in connection with certain acquisitions of China-based companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions or mergers in China” and based on our understanding of the PRC Laws, we are of the opinion that the Company is not required to submit an application to the CSRC for the approval of this offering because(i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under the Registration Statement are subject to this regulation; (ii) the wholly-owned PRC subsidiary, E-Home Household Service Technology Co., Ltd, was incorporated as a foreign-invested enterprise by means of foreign direct investments rather than by merger with or acquisition of any PRC domestic companies as defined under the M&A Rules. However, there can be no assurance that the relevant PRC Authorities, including the CSRC, would reach the same conclusion.

Cybersecurity Review Measures (revised draft for public comments). The revised draft of the Cybersecurity Review Measures expands the cybersecurity review to data processing operators in possession of personal information of over 1 million users if the operators intend to list their securities in a foreign country.

Except as disclosed in the statements set forth in the Registration Statement under the caption “Risk Factors—Risks Related to Doing Business in China—The approval of the CSRC or other Chinese regulatory agencies may be required in connection with our overseas capital-raising activities, including but not limited to this offering, under Chinese law” and “Risk Factors—Risks Related to Doing Business in China— We may be required to apply for a cybersecurity review under the proposed Cybersecurity Review Measures (revised draft for public comments)” and based on our understanding of the PRC Laws, we are of the opinion that based on the Chinese laws and regulations currently in effect, as of the date of this letter, the Company is not required to submit an application to the CAC for the approval of the offerings because (i) uncertainties exist as to how to interpret the revised draft of the Cybersecurity Review Measures, particularly the terms such as “possess” or “personal information” therein; (ii) it is unclear whether the revised draft of the Cybersecurity Review Measures, if enacted, will apply retrospectively to companies that are already listed overseas like the Company; (iii) the PRC Authorities are still soliciting public comments on the Cybersecurity Review Measures (revised draft) and as a result, the revised draft is subject to further changes.

This opinion is delivered by us in our capacity as the Company’s PRC legal advisers solely for the purpose of and in connection with the Registration Statement publicly submitted to the SEC on the date of this opinion and may not be used for any other purpose without our prior written consent, except as required by the applicable law or by the SEC or any regulatory agencies. We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement and further consent to the reference to our name under the captions “Risk Factors” and “Legal Matters” in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours sincerely,

/s/ Tian Yuan Law Firm

Tian Yuan Law Firm